Exhibit 99.1

SUREWEST REPORTS FIRST QUARTER 2012 RESULTS

•                  Total revenues increased 4% year-over-year driven by 10% Broadband growth

•                  Broadband business services revenues grew 16% with continued strong wireless carrier backhaul growth and fiber network sales

•                  Broadband residential revenues increased 9% due to ARPU, subscriber and RGU growth

•                  Broadband accounted for 80% of total first quarter revenues

•                  Net loss of $3.9 million reflects final scheduled subsidy decline and transaction costs related to the merger with Consolidated Communications

ROSEVILLE, CA – May 02, 2012 – SureWest Communications (NASDAQ: SURW) today announced operating results for the first quarter ended March 31, 2012.

Steve Oldham, SureWest’s president and chief executive officer, said, “We experienced strong Broadband business and residential revenue growth during the quarter, driven by increased HDTV take rates, larger video packages and faster Internet speeds. Business services growth during the quarter reflects the success of the wireless backhaul service and higher ARPU for new and existing customers on our fiber networks.

“In April, we launched a new video product in our Kansas City market that features Whole Home DVR and an advanced user interface, and the initial response from customers has been excellent. We expect these new video features to help us achieve the success that was driven by the Advanced Digital TV service in the Sacramento market.

“The continued growth of our Broadband segment is a result of our investments in fiber-to-the-home networks and our suite of advanced products. Looking forward, we’re excited about our future in light of our pending merger with Consolidated Communications, and we will continue to focus on obtaining the necessary approvals to close this transaction as expeditiously as possible. We expect Broadband revenues and adjusted EBITDA to continue increasing through the expansion of both our residential and business product offerings in the communities we serve.”

The following table highlights financial results on a consolidated basis (dollars are in thousands):

	Y-O-Y comparison				Q-O-Q comparison
Consolidated	Q1’12	Q1’11	Change	%	Q4’11	Change	%
Broadband Revenue	$49,987	$45,379	$4,608	10%	$49,010	$977	2%
Telecom Revenue	12,771	15,176	(2,405)	(16%)	14,529	(1,758)	(12%)
Total Revenue	62,758	60,555	2,203	4%	63,539	(781)	(1%)
Adjusted EBITDA	19,451	19,721	(270)	(1%)	21,602	(2,151)	(10%)
Net Income (Loss)	(3,914)	(1,644)	(2,270)	(138%)	1,483	(5,397)	(364%)
Capital Expenditures	16,100	11,452	4,648	41%	21,747	(5,647)	(26%)
Net Cash Provided by Operating Activities	15,490	19,372	(3,882)	(20%)	20,259	(4,769)	(24%)
Free Cash Flow	(4,068)	2,679	(6,747)	(252%)	(4,241)	173	4%
Adjusted Free Cash Flow	(532)	4,094	(4,626)	(113%)	3,281	(3,813)	(116%)
Net Debt	202,054	197,119	4,935	3%	200,167	1,887	1%

See Non-GAAP measure notes near end of release, and Adjusted EBITDA, Free Cash Flow and Net Debt reconciliations for adjustments.

First Quarter Financial Results

Consolidated revenues increased 4% year-over-year to $62.8 million as Broadband revenues grew by $4.6 million, or 10%, more than offsetting Telecom revenue declines of $2.4 million, or 16%. Adjusted EBITDA decreased 1% year-over-year to $19.5 million, with Broadband adjusted EBITDA increasing 13% to account for 60% of total adjusted EBITDA.

Operating expenses, exclusive of depreciation and amortization, increased 15% year-over-year to $49 million. This increase was primarily due to $3.3 million in transaction costs related to the merger with Consolidated Communications and increases in advertising costs, residential video license fees and transport charges associated with commercial services growth.

Net loss for the quarter was $3.9 million, or a loss of $0.28 per share, compared to net loss of $1.6 million, or a loss of $0.12 per share, in the same period last year. This decline was primarily due to the transaction costs of $3.3 million in the current year quarter and a sequential reduction of $510 thousand in the California High Cost Fund (CHCF) subsidy, which is now phased out.

Capital expenditures totaled $16.1 million for the first quarter, an increase from $11.5 million in the same period last year. The 2012 capital plan prioritizes spending where the company has experienced the greatest return on investment. This includes continued business sales growth opportunities, residential RGU growth and increased residential penetration. SureWest added 2,000 new fiber-to-the-home (FTTH) marketable homes during the quarter and 17,800 year-over-year. The company upgraded 1,000 ILEC territory copper homes with Advanced Digital TV service during the quarter and completed 9,000 upgrades year-over-year. These upgrades increased fiber and copper triple-play marketable homes in the ILEC to 67%, up from 57% in the first quarter of 2011. A total of 11,000 new fiber homes are planned for 2012 in Kansas City where the company has experienced superior penetration levels. SureWest is reiterating projected capital expenditures of $60-70 million in 2012.

Free cash flow, defined as net income (loss) plus depreciation and amortization less capital expenditures, was negative $4.1 million for the quarter, compared to positive $2.7 million in the first quarter 2011. This decline was expected as a result of transaction costs and the $3.5 million investment in network expansion in the first quarter 2012 compared to $1.4 million in first quarter 2011. Adjusted free cash flow, defined as free cash flow excluding capital investments in network expansion, decreased $4.6 million to negative $532 thousand primarily due to the transaction costs and increases in advertising costs, residential video license fees and transport charges associated with commercial services growth.

Cash and cash equivalents increased by $1.2 million sequentially, from $4.2 million in the fourth quarter 2011 to $5.4 million. Total debt net of cash and cash equivalents (net debt) was $202.1 million, resulting in a net debt to adjusted EBITDA ratio of 2.40x.

Broadband Segment Results

Broadband revenues increased 10% year-over-year and accounted for 80% of the company’s total revenues in the quarter, compared to 75% in the first quarter 2011. Broadband adjusted EBITDA increased 13% year-over-year and now represents 60% of the company’s total adjusted EBITDA. Sequential Broadband adjusted EBITDA declined 1% due to increases in video license fees during the quarter. The resulting customer price increase is scheduled for the second quarter 2012.

Broadband Residential:

Broadband Residential revenues increased 9% year-over-year to $34.6 million as a result of 3% growth in RGUs and a 6% increase in ARPU, primarily driven by new triple-play Advanced Digital TV customers in the ILEC.

New products and features like Advanced Digital TV, increased Internet speeds, additional HD channels, home networking and Internet security software have continued to create enhanced subscriber value and some pricing power.

The April launch of Whole Home DVR in Kansas City is expected to positively impact subscriber and RGU growth. Initially, the new product is only being offered to new acquisitions and as a retention tool to manage inventory and capital expense.

In Sacramento, Advanced Digital TV continued to drive growth, increasing total net video RGUs by 5% year-over-year. SureWest served 23,771 Advanced Digital TV subscribers through the first quarter, representing 86% of the company’s video RGUs in Sacramento. These subscribers have an ARPU of $144, with approximately 98% bundling Internet and 78% subscribing to a triple-play. ARPU for those triple-play subscribers is $151, compared to $140 in the same period last year.

Residential customer churn remained strong year-over-year and sequentially at 1.4% as a result of customer retention programs, value-added features and ongoing superior service levels.

To illustrate growth trends, Broadband RGUs and subscriber counts are detailed both year-over-year and sequentially in the table below:

	Q1 ‘12 vs. Q1 ‘11 Change					Q1 ‘12 vs. Q4 ‘11 Change
	Sacramento Market		Kansas City Market		Total	Sacramento Market		Kansas City Market		Total
Broadband Residential RGUs	1%		4%		3%	(1%	)	0%		0%
Data RGUs	(1%	)	7%		2%	(1%	)	1%		0%
Video RGUs	5%		6%		6%	0%		1%		0%
Voice RGUs	2%		(2%	)	0%	0%		(2%	)	(1%	)
Total Residential Subscribers	(1%)		6%		2%	(1%	)	0%		0%

Broadband Business:

Broadband Business revenues increased by $2 million, or 16%, year-over-year to $14.7 million. Business customers increased 8% year-over-year to 8,400 and ARPU grew 8% from the prior year to $584. The Kansas City market grew ARPU by 4% year-over-year while increasing customer counts by 11%. The Sacramento market grew customer counts by 6% and ARPU grew by 13% driven by wireless backhaul.

As of March 31, 2012, SureWest was billing for 366 wireless backhaul access points at annualized revenues of $4.4 million. The company currently has 398 contracts in place, and opportunities exist and are being pursued to serve additional connections in each region.

Small-to-medium business sales remained strong due to the benefits of SureWest’s fiber network and IP-based services such as Internet, SIP Trunking and IPBX. First quarter revenue growth was driven by strong fiber network sales in the fourth quarter 2011, which continued in the first quarter. Broadband Business growth expectations remain high in both Sacramento and Kansas City.

Telecom Segment Results

Telecom revenues declined 16% year-over-year to $12.8 million consistent with the industry-wide trend of declines in access lines, minutes of use and access revenues. This was partially due to the decrease of $510 thousand in regulatory support revenues that were reduced as scheduled in the first quarter 2012.  The company’s scheduled state regulatory support declines began in 2006 and are now fully phased out.

The Telecom segment has consistently generated adjusted EBITDA margins over 40% and continues to generate significant free cash flow, which is utilized to reduce debt and fund Broadband segment expansion. As the company focuses on growing its Broadband segment, the Telecom segment will continue to account for a smaller percentage of total revenues. For the first quarter 2012, Telecom revenues were 20% of total company revenues compared to 25% in the first quarter 2011.

Telecom Residential:
Telecom Residential revenues declined 22% year-over-year to $2.8 million resulting from a 21% decline in Telecom voice RGUs. However, of the 5,600 year-over-year Telecom Residential voice RGU losses, 2,500, or 45%, migrated to the SureWest Broadband VoIP service. The migration of existing Telecom ILEC access lines to Broadband VoIP enables the continued preservation of voice revenues on a consolidated basis.

Telecom Business:
Telecom Business revenues declined 6% year-over-year to $7.9 million as a result of a 4% decrease in business customers in the ILEC territory. The company is experiencing competitive pressure in the very small business customer segments; however, medium and large ILEC business customers remain stable. Telecom Business services revenues now represent 62% of the total Telecom segment revenues.

Telecom Access:
Telecom Access revenues decreased by $1.2 million year-over-year to $1.9 million primarily due to the scheduled reduction in the CHCF subsidy and a decline in interstate common line revenue related to NECA cost study settlements in the current year quarter. As planned and communicated, the final phase out of the CHCF occurred in the first quarter 2012, resulting in a $510 thousand quarterly access revenue decline. The annual CHCF subsidy was $2 million in 2011, a decrease from $4.1 million in 2010, and is zero in 2012.

Merger Update

As announced on February 6, 2012, SureWest entered into a definitive merger agreement under which Consolidated Communications (Nasdaq: CNSL) will acquire all outstanding shares of SureWest in a cash and stock transaction valued at $23.00 per share, or a total of approximately $340.9 million, exclusive of debt. The consideration represents a 47% premium to SureWest’s stock price as of the close on February 3, 2012. Subject to the satisfaction of customary closing conditions, including federal and state regulatory approvals and the approval by both Consolidated and SureWest shareholders, the transaction is expected to close at the end of the second quarter or in the third quarter of 2012. The transaction was unanimously approved by the boards of directors of both companies.

SureWest will hold a special meeting of its shareholders on June 12, 2012 at 10 a.m., Pacific time, at SureWest’s corporate headquarters, 8150 Industrial Avenue, Building A, Roseville, California 95678. At the SureWest special meeting, SureWest’s shareholders will be asked (i) to approve the Merger Agreement, (ii) to approve, by an advisory vote, the change in control severance payments to SureWest’s named executive officers, and (iii) to adjourn or postpone the SureWest special meeting, if necessary or appropriate, for among other reasons, the solicitation of additional proxies.

Non-GAAP Measures

In addition to the results presented in accordance with generally accepted accounting principles (GAAP) throughout this press release, the company has presented non-GAAP financial measures such as adjusted EBITDA, free cash flow, adjusted free cash flow and net debt. Adjusted EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization, non-cash pension and certain post-retirement benefits, non-cash stock compensation, transaction fees related to the merger with Consolidated Communications and all other non-operating income/expenses. Free cash flow represents net income (loss) plus depreciation and amortization less capital expenditures. Adjusted free cash flow represents free cash flow as defined above, excluding the network expansion capital investments. Free cash flow and adjusted free cash flow are a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity. Net debt represents total long-term debt (including current maturities) less cash and cash equivalents. Net debt can be used as a component in measuring leverage. The company believes these non-GAAP measures, viewed in addition to but not in lieu of its reported GAAP results, provide useful information to investors as they are an integral part of the internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management’s effectiveness. Reconciliations to the comparable GAAP measures are provided in the accompanying financial and operating summaries. SureWest’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast

Due to the pending merger with Consolidated Communications, SureWest will not host an investor call with respect to the financial results.

Additional Information and Where to Find It

On April 27, 2012, Consolidated filed with the Securities and Exchange Commission (“SEC”), a definitive proxy statement on Form DEF 14A in connection with the proposed merger transaction. On May 1,2012, SureWest sent to its shareholders the definitive proxy statement/prospectus regarding the proposed merger transaction. SureWest urges investors and security holders to read the proxy statement/prospectus (including all amendments and supplements to it) and other documents relating to the merger transaction, because they contain important information about SureWest, Consolidated and the proposed transactions. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents relating to the merger transaction from the SEC’s website at www.sec.gov, SureWest’s website at www.surw.com and Consolidated’s website at www.consolidated.com. In addition, copies of the definitive proxy statement/prospectus and such other documents may be obtained from SureWest free of charge by directing a request to SureWest Communications, P.O. Box 969, Roseville, CA 95661, Attn: Investor Relations, telephone: (916) 786-1831

Important Merger Information and Additional Information

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation

SureWest and Consolidated, and certain of their respective directors and officers and other persons may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed acquisition transaction. Information regarding directors and executive officers of SureWest in the solicitation is set forth in the SureWest proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Information regarding directors and executive officers of Consolidated in the solicitation is set forth in the Consolidated proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

About SureWest
SureWest Communications is a leading integrated communications provider and the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 95 years, SureWest offers bundled residential and commercial services in the greater Sacramento and Kansas City regions that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. SureWest was the nation’s first provider to launch residential HDTV over an IP network and offers one of the nation’s fastest symmetrical Internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network. For up-to-date information on products and services, visit the company on Facebook and Twitter.

Safe Harbor Statement
Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate” or “project,” or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company’s actual results to differ from those projected in such forward-looking statements. Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

###

Contacts:

Ron Rogers

Corporate Communications

916-746-3123

r.rogers@surewest.com

Misty Wells

Investor Relations

916-786-1799

m.wells@surewest.com

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; Amounts in thousands, except per share amounts)

	Quarters Ended
	March 31,	December 31,	$	%
	2012	2011	Change	Change
Operating revenues:
Broadband	$49,987	$49,010	$977	2%
Telecom	12,771	14,529	(1,758)	(12%)
Total operating revenues	62,758	63,539	(781)	(1%)

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	29,723	28,919	804	3%
Customer operations and selling	8,163	7,631	532	7%
General and administrative	11,120	6,496	4,624	71%
Depreciation and amortization	15,946	16,023	(77)	(0%)
Total operating expenses	64,952	59,069	5,883	10%

Income (loss) from operations	(2,194)	4,470	(6,664)	(149%)

Other income (expense):
Investment income	25	3	22	733%
Interest expense	(2,213)	(2,074)	(139)	(7%)
Other, net	(154)	208	(362)	(174%)
Total other income (expense), net	(2,342)	(1,863)	(479)	(26%)

Income (loss) from operations before income taxes	(4,536)	2,607	(7,143)	(274%)

Income tax expense (benefit)	(622)	1,124	(1,746)	(155%)

Net income (loss)	$(3,914)	$1,483	$(5,397)	(364%)

Basic and diluted earnings (loss) per common share	$(0.28)	$0.11	$(0.39)

Shares of common stock used to calculate earnings per share:
Basic	14,036	13,948	88
Diluted	14,036	14,035	1

Dividends per share	$0.10	$0.10	$—

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; Amounts in thousands, except per share amounts)

	Quarters Ended March 31,		$	%
	2012	2011	Change	Change
Operating revenues:
Broadband	$49,987	$45,379	$4,608	10%
Telecom	12,771	15,176	(2,405)	(16%)
Total operating revenues	62,758	60,555	2,203	4%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	29,723	27,261	2,462	9%
Customer operations and selling	8,163	6,983	1,180	17%
General and administrative	11,120	8,548	2,572	30%
Depreciation and amortization	15,946	15,775	171	1%
Total operating expenses	64,952	58,567	6,385	11%

Income (loss) from operations	(2,194)	1,988	(4,182)	(210%)

Other income (expense):
Investment income	25	15	10	67%
Interest expense	(2,213)	(4,416)	2,203	50%
Other, net	(154)	207	(361)	(174%)
Total other income (expense), net	(2,342)	(4,194)	1,852	44%

Loss from operations before income taxes	(4,536)	(2,206)	(2,330)	(106%)

Income tax benefit	(622)	(562)	(60)	(11%)

Net loss	$(3,914)	$(1,644)	$(2,270)	(138%)

Basic and diluted loss per common share	$(0.28)	$(0.12)	$(0.16)

Shares of common stock used to calculate earnings per share:
Basic and diluted	14,036	13,784	252

Dividends per share	$0.10	$0.08	$0.02

SUREWEST COMMUNICATIONS

CONSOLIDATED BALANCE SHEETS

(Unaudited; Amounts in thousands)

	March 31,	December 31,	$	%
	2012	2011	Change	Change
ASSETS
Current assets:
Cash and cash equivalents	$5,446	$4,208	$1,238	29%
Accounts receivable, net	18,899	21,540	(2,641)	(12%)
Income tax receivable	123	280	(157)	(56%)
Prepaid expenses	2,974	2,912	62	2%
Deferred income taxes	2,299	2,226	73	3%
Assets held for sale	4,756	4,756	—	—
Total current assets	34,497	35,922	(1,425)	(4%)

Property, plant and equipment, net	523,012	522,790	222	0%

Intangible and other assets:
Customer relationships, net	1,114	1,417	(303)	(21%)
Goodwill	45,814	45,814	—	—
Deferred charges and other assets	5,942	6,133	(191)	(3%)
	52,870	53,364	(494)	(1%)
	$610,379	$612,076	$(1,697)	(0%)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,500	$7,500	$—	—
Accounts payable	3,443	4,315	(872)	(20%)
Other accrued liabilities	16,699	16,783	(84)	(1%)
Advance billings and deferred revenues	8,170	8,051	119	1%
Accrued compensation	7,679	7,593	86	1%
Total current liabilities	43,491	44,242	(751)	(2%)

Long-term debt	200,000	196,875	3,125	2%
Deferred income taxes	48,569	49,126	(557)	(1%)
Accrued pension and other post-retirement benefits	54,957	54,354	603	1%
Other liabilities and deferred revenues	6,662	6,784	(122)	(2%)

Commitments and contingencies

Shareholders’ equity:
Common stock, without par value; 100,000 shares authorized, 14,330 and 14,060 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	147,904	146,498	1,406	1%
Accumulated other comprehensive loss	(27,777)	(27,770)	(7)	(0%)
Retained earnings	136,573	141,967	(5,394)	(4%)
Total shareholders’ equity	256,700	260,695	(3,995)	(2%)
	$610,379	$612,076	$(1,697)	(0%)

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Consolidated Results of Operations

	For 2011 Quarters Ended:				Twelve Months Ended December	Quarter Ended	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2011	March 31, 2012	$ chg	%	$ chg	%
Operating revenues (1)
Broadband	$45,379	$45,959	$48,018	$49,010	$188,366	$49,987	$4,608	10%	$977	2%
Telecom	15,176	15,003	14,979	14,529	59,687	12,771	(2,405)	(16%)	(1,758)	(12%)
Total operating revenues	60,555	60,962	62,997	63,539	248,053	62,758	2,203	4%	(781)	(1%)

Operating expenses (1)	42,792	40,309	43,216	43,046	169,363	49,006	6,214	15%	5,960	14%
Depreciation and amortization	15,775	16,357	15,810	16,023	63,965	15,946	171	1%	(77)	(0%)
Income from operations	$1,988	$4,296	$3,971	$4,470	$14,725	$(2,194)	$(4,182)	(210%)	$(6,664)	(149%)

Consolidated Reconciliation of Adjusted EBITDA to Net Income (Loss)

	For 2011 Quarters Ended:				Twelve Months Ended December	Quarter Ended	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2011	March 31, 2012	$ chg	%	$ chg	%
Net income (loss)	$(1,644)	$1,320	$643	$1,483	$1,802	$(3,914)	$(2,270)	(138%)	$(5,397)	(364%)
Add: income tax expense (benefit)	(562)	484	289	1,124	1,335	(622)	(60)	(11%)	(1,746)	(155%)
Less: other (income)/expense	4,194	2,492	3,039	1,863	11,588	2,342	(1,852)	(44%)	479	26%
Income from operations	1,988	4,296	3,971	4,470	14,725	(2,194)	(4,182)	(210%)	(6,664)	(149%)
Add (subtract):
Depreciation and amortization	15,775	16,357	15,810	16,023	63,965	15,946	171	1%	(77)	(0%)
Non-cash pension expense	313	394	351	346	1,404	1,048	735	235%	702	203%
Non-cash stock compensation expense	1,645	1,182	747	763	4,337	1,359	(286)	(17%)	596	78%
Transaction costs	—	—	—	—	—	3,292	3,292	100%	3,292	100%
Adjusted EBITDA (2)	$19,721	$22,229	$20,879	$21,602	$84,431	$19,451	$(270)	(1%)	$(2,151)	(10%)

Adjusted EBITDA margin	33%	36%	33%	34%	34%	31%

Consolidated Free Cash Flow and Adjusted Free Cash Flow

	For 2011 Quarters Ended:				Twelve Months Ended December	Quarter Ended	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2011	March 31, 2012	$ chg	%	$ chg	%
Net income (loss)	$(1,644)	$1,320	$643	$1,483	$1,802	$(3,914)	$(2,270)	(138%)	$(5,397)	(364%)
Add: Depreciation and amortization	15,775	16,357	15,810	16,023	63,965	15,946	171	1%	(77)	(0%)
Less: Capital expenditures	(11,452)	(20,671)	(18,658)	(21,747)	(72,528)	(16,100)	(4,648)	(41%)	5,647	26%
Free cash flow (3)	2,679	(2,994)	(2,205)	(4,241)	(6,761)	(4,068)	(6,747)	(252%)	173	4%
Add: Capital expenditures for network expansion	1,415	7,020	7,455	7,522	23,412	3,536	2,121	150%	(3,986)	(53%)
Adjusted free cash flow (3)	$4,094	$4,026	$5,250	$3,281	$16,651	$(532)	$(4,626)	(113%)	$(3,813)	(116%)

Consolidated Net Debt Ratio

	For 2011 Quarters Ended:				Quarter Ended	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	March 31, 2012	$ chg	%	$ chg	%
Net Debt:
Long-term debt, including current maturities	$210,000	$210,000	$206,250	$204,375	$207,500	$(2,500)	(1%)	$3,125	2%
Less: Cash and cash equivalents	(12,881)	(11,047)	(8,932)	(4,208)	(5,446)	7,435	58%	(1,238)	(29%)
Net Debt (4)	$197,119	$198,953	$197,318	$200,167	$202,054	$4,935	3%	$1,887	1%

Ratio of Net Debt to Adjusted EBITDA:
Net Debt	$197,119	$198,953	$197,318	$200,167	$202,054

Divided by: Adjusted EBITDA (TTM)	$82,764	$85,065	$84,609	$84,431	$84,161

Ratio of net debt to Adjusted EBITDA (5)	2.38	2.34	2.33	2.37	2.40

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Broadband Results of Operations

	For 2011 Quarters Ended:				Twelve Months Ended December	Quarter Ended	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2011	March 31, 2012	$ chg	%	$ chg	%
Data	$12,184	$12,281	$13,260	$13,480	$51,205	$13,665	$1,481	12%	$185	1%
Video	13,312	13,466	14,039	14,178	54,995	14,549	1,237	9%	371	3%
Voice	6,335	6,341	6,361	6,331	25,368	6,367	32	1%	36	1%
Total residential revenues	31,831	32,088	33,660	33,989	131,568	34,581	2,750	9%	592	2%
Business	12,614	12,999	13,557	14,223	53,393	14,655	2,041	16%	432	3%
Access	556	504	509	476	2,045	485	(71)	(13%)	9	2%
Other	378	368	292	322	1,360	266	(112)	(30%)	(56)	(17%)
Total operating revenues from external customers	45,379	45,959	48,018	49,010	188,366	49,987	4,608	10%	977	2%
Intersegment revenues	160	155	152	177	644	191	31	19%	14	8%
Total operating revenues	45,539	46,114	48,170	49,187	189,010	50,178	4,639	10%	991	2%

Operating expenses without depreciation	36,337	35,624	37,179	38,062	147,202	42,171	5,834	16%	4,109	11%
Depreciation and amortization	12,688	13,098	12,574	12,759	51,119	12,772	84	1%	13	0%
Loss from operations	$(3,486)	$(2,608)	$(1,583)	$(1,634)	$(9,311)	$(4,765)	$(1,279)	(37%)	$(3,131)	(192%)

Broadband Reconciliation of Adjusted EBITDA to Net Loss

	For 2011 Quarters Ended:				Twelve Months Ended December	Quarter Ended	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2011	March 31, 2012	$ chg	%	$ chg	%
Net loss	$(4,405)	$(3,006)	$(2,801)	$(3,654)	$(13,866)	$(5,022)	$(617)	(14%)	$(1,368)	(37%)
Add: income tax benefits	(2,928)	(1,998)	(1,867)	(36)	(6,829)	(1,989)	939	32%	(1,953)	(5425%)
Less: other (income)/expense	3,847	2,396	3,085	2,056	11,384	2,246	(1,601)	(42%)	190	9%
Loss from operations	(3,486)	(2,608)	(1,583)	(1,634)	(9,311)	(4,765)	(1,279)	(37%)	(3,131)	(192%)
Add (subtract):
Depreciation and amortization	12,688	13,098	12,574	12,759	51,119	12,772	84	1%	13	0%
Non-cash pension expense	153	187	173	167	680	496	343	224%	329	197%
Non-cash stock compensation expense	978	720	457	469	2,624	916	(62)	(6%)	447	95%
Transaction costs	—	—	—	—	—	2,227	2,227	100%	2,227	100%
Adjusted EBITDA (2)	$10,333	$11,397	$11,621	$11,761	$45,112	$11,646	$1,313	13%	$(115)	(1%)

Adjusted EBITDA margin	23%	25%	24%	24%	24%	23%

Broadband Free Cash Flow and Adjusted Free Cash Flow

	For 2011 Quarters Ended:				Twelve Months Ended December	Quarter Ended	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2011	March 31, 2012	$ chg	%	$ chg	%
Net loss	$(4,405)	$(3,006)	$(2,801)	$(3,654)	$(13,866)	$(5,022)	$(617)	(14%)	$(1,368)	(37%)
Add: Depreciation and amortization	12,688	13,098	12,574	12,759	51,119	12,772	84	1%	13	0%
Less: Capital expenditures	(9,574)	(16,706)	(16,677)	(17,661)	(60,618)	(14,062)	(4,488)	(47%)	3,599	20%
Free cash flow (3)	(1,291)	(6,614)	(6,904)	(8,556)	(23,365)	(6,312)	(5,021)	(389%)	2,244	26%
Add: Capital expenditures for network expansion	1,013	6,492	6,500	7,044	21,049	3,062	2,049	202%	(3,982)	(57%)
Adjusted free cash flow (3)	$(278)	$(122)	$(404)	$(1,512)	$(2,316)	$(3,250)	$(2,972)	(1069%)	$(1,738)	(115%)

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Telecom Results of Operations

	For 2011 Quarters Ended:				Twelve Months Ended December	Quarter Ended	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2011	March 31, 2012	$ chg	%	$ chg	%
Residential	$3,592	$3,393	$3,196	$3,048	$13,229	$2,819	$(773)	(22%)	$(229)	(8%)
Business	8,394	8,294	8,122	8,390	33,200	7,932	(462)	(6%)	(458)	(5%)
Access	3,054	3,148	3,559	2,999	12,760	1,901	(1,153)	(38%)	(1,098)	(37%)
Other	136	168	102	92	498	119	(17)	(13%)	27	29%
Total operating revenues from external customers	15,176	15,003	14,979	14,529	59,687	12,771	(2,405)	(16%)	(1,758)	(12%)
Intersegment revenues	5,296	5,052	5,231	5,373	20,952	5,484	188	4%	111	2%
Total operating revenues	20,472	20,055	20,210	19,902	80,639	18,255	(2,217)	(11%)	(1,647)	(8%)

Operating expenses without depreciation	11,911	9,892	11,420	10,534	43,757	12,510	599	5%	1,976	19%
Depreciation and amortization	3,087	3,259	3,236	3,264	12,846	3,174	87	3%	(90)	(3%)
Income from operations	$5,474	$6,904	$5,554	$6,104	$24,036	$2,571	$(2,903)	(53%)	$(3,533)	(58%)

Telecom Reconciliation of Adjusted EBITDA to Net Income

	For 2011 Quarters Ended:				Twelve Months Ended December	Quarter Ended	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2011	March 31, 2012	$ chg	%	$ chg	%
Net income	$2,761	$4,326	$3,444	$5,137	$15,668	$1,108	$(1,653)	(60%)	$(4,029)	(78%)
Add: income tax expense	2,366	2,482	2,156	1,160	8,164	1,367	(999)	(42%)	207	18%
Less: other (income)/expense	347	96	(46)	(193)	204	96	(251)	(72%)	289	150%
Income from operations	5,474	6,904	5,554	6,104	24,036	2,571	(2,903)	(53%)	(3,533)	(58%)
Add (subtract):
Depreciation and amortization	3,087	3,259	3,236	3,264	12,846	3,174	87	3%	(90)	(3%)
Non-cash pension expense	160	207	178	179	724	552	392	245%	373	208%
Non-cash stock compensation expense	667	462	290	294	1,713	443	(224)	(34%)	149	51%
Transaction costs	—	—	—	—	—	1,065	1,065	100%	1,065	100%
Adjusted EBITDA (2)	$9,388	$10,832	$9,258	$9,841	$39,319	$7,805	$(1,583)	(17%)	$(2,036)	(21%)

Adjusted EBITDA margin	46%	54%	46%	49%	49%	43%

Telecom Free Cash Flow and Adjusted Free Cash Flow

	For 2011 Quarters Ended:				Twelve Months Ended December	Quarter Ended	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2011	March 31, 2012	$ chg	%	$ chg	%
Net income	$2,761	$4,326	$3,444	$5,137	$15,668	$1,108	$(1,653)	(60%)	$(4,029)	(78%)
Add: Depreciation and amortization	3,087	3,259	3,236	3,264	12,846	3,174	87	3%	(90)	(3%)
Less: Capital expenditures	(1,704)	(2,598)	(1,971)	(3,394)	(9,667)	(1,928)	(224)	(13%)	1,466	43%
Free cash flow (3)	4,144	4,987	4,709	5,007	18,847	2,354	(1,790)	(43%)	(2,653)	(53%)
Add: Capital expenditures for network expansion	402	528	955	478	2,363	474	72	18%	(4)	(1%)
Adjusted free cash flow (3)	$4,546	$5,515	$5,664	$5,485	$21,210	$2,828	$(1,718)	(38%)	$(2,657)	(48%)

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

(1) External customers only.

(2) Adjusted EBITDA represents net income (loss) excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; transaction fees related to the merger with Consolidated Communications; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

(3) Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity. Consolidated free cash flow includes capital expenditures for our corporate operating unit. Adjusted free cash flow represents free cash flow excluding capital expenditures for network expansion.  Free cash flow and adjusted free cash flow are not measures of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance and net cash provided by operating activities as a measure of liquidity.

(4) Net debt represents total long-term debt (including current maturities) less cash and cash equivalents.  Net debt can be a component in measuring leverage. Net debt is not a measure determined in accordance with United States generally accepted accounting principles and should not be considered as a substitute for total long-term debt.

(5) The ratio of net debt to adjusted EBITDA is calculated as net debt divided by adjusted EBITDA based on a trailing twelve month (TTM) period.  This measure provides useful information to our investors about our debt level relative to our performance and about our ability to meet our financial obligations.

SUREWEST COMMUNICATIONS

SELECTED OPERATING METRICS

As of and for the Quarters Ended

BROADBAND	3/31/2012 [1]	3/31/2011 [1]	Change	% Change	12/31/2011 [1]	Change	% Change
Residential
Video
Marketable Homes [2]	300,000	272,600	27,400	10%	296,700	3,300	1%
RGUs	66,700	63,100	3,600	6%	66,400	300	0%
Penetration [2]	22.2%	23.1%	-0.9%	(4%)	22.4%	-0.1%	(1%)
ARPU	$73	$71	$2	3%	$72	$1	1%
Voice
Marketable Homes	330,000	311,600	18,400	6%	327,700	2,300	1%
RGUs	75,600	75,600	0	0%	76,400	(800)	(1%)
Penetration	22.9%	24.3%	-1.4%	(6%)	23.3%	-0.4%	(2%)
ARPU	$28	$28	$0	(0%)	$28	$0	1%
Data
Marketable Homes	330,000	311,600	18,400	6%	327,700	2,300	1%
RGUs	102,700	100,300	2,400	2%	102,600	100	0%
Penetration	31.1%	32.2%	-1.1%	(3%)	31.3%	-0.2%	(1%)
ARPU	$44	$41	$3	9%	$44	$0	1%
Total
RGUs	245,000	239,000	6,000	3%	245,400	(400)	(0%)

Subscriber totals
Subscribers [3]	106,800	104,900	1,900	2%	107,100	(300)	(0%)
Penetration	32.4%	33.7%	-1.3%	(4%)	32.7%	-0.3%	(1%)
ARPU [4]	$108	$102	$6	6%	$106	$2	1%
Triple Play ARPU [5]	$118	$114	$4	3%	$117	$1	1%
Triple Play RGUs per Subscriber [5]	2.48	2.52	(0.04)	(2%)	2.49	(0.01)	(0%)
Churn	1.4%	1.4%	0.0%	2%	1.4%	0.0%	2%

Business [6]
Customers	8,400	7,800	600	8%	8,000	400	5%
ARPU	$584	$539	$45	8%	$592	$(8)	(1%)

TELECOM	3/31/2012	3/31/2011	Change	% Change	12/31/2011	Change	% Change
Residential
Voice
Marketable Homes	92,100	91,700	400	0%	91,900	200	0%
RGUs [7]	21,700	27,300	(5,600)	(21%)	23,000	(1,300)	(6%)
Cumulative Migration to Broadband Voice [8]	18,600	16,100	2,500	16%	18,000	600	3%
Penetration	23.6%	29.8%	-6.2%	(21%)	25.0%	-1.5%	(6%)
ARPU	$42	$43	$(1)	(1%)	$43	$(1)	(2%)
Churn [9]	1.7%	1.8%	-0.1%	(5%)	1.6%	0.1%	4%

Business [6]
Customers	7,500	7,800	(300)	(4%)	7,700	(200)	(3%)
ARPU	$348	$356	$(8)	(2%)	$363	$(15)	(4%)

CONSOLIDATED RESIDENTIAL VOICE RGUs	3/31/2012	3/31/2011	Change	% Change	12/31/2011	Change	% Change
ILEC Voice RGUs
Broadband	23,100	21,500	1,600	7%	23,100	0	0%
Telecom	21,700	27,300	(5,600)	(21%)	23,000	(1,300)	(6%)
Total ILEC Voice RGUs [10]	44,800	48,800	(4,000)	(8%)	46,100	(1,300)	(3%)
CLEC Residential Voice RGUs [11]	52,500	54,100	(1,600)	(3%)	53,300	(800)	(2%)
TOTAL Residential Voice RGUs [12]	97,300	102,900	(5,600)	(5%)	99,400	(2,100)	(2%)

TOTAL RESIDENTIAL BROADBAND & TELECOM RGUs	266,700	266,300	400	0%	268,400	(1,700)	(1%)

NETWORK METRICS	3/31/2012	3/31/2011	Change	% Change	12/31/2011	Change	% Change
Marketable Homes - Fiber	166,500	148,700	17,800	12%	164,500	2,000	1%
Marketable Homes - HFC	94,300	93,700	600	1%	94,000	300	0%
Marketable Homes - Copper 2-Play	30,000	39,000	(9,000)	(23%)	31,000	(1,000)	(3%)
Marketable Homes - Copper 3-Play	39,200	30,200	9,000	30%	38,200	1,000	3%
Total	330,000	311,600	18,400	6%	327,700	2,300	1%

Note:  The calculation of certain metrics have been revised over time to reflect the current view of our business.  Where necessary prior period metric calculations have been revised to conform with current practice.  All amounts rounded to the nearest 100s, except percentages and dollars.

[1] During the first quarter of 2012, we reclassified approximately 400 small-office/home-office Broadband customers from Residential subscribers to Business customers.  They had previously been counted as residential subscribers with primarily voice RGUs. Prior periods were not restated. During the fourth quarter of 2011, we revised our methodology for allocating subscriber discounts to video, voice and data revenue.  The revised methodology facilitates the consistent application of discounts and ARPU calculation between both our residential markets.  Accordingly, the ARPU metrics previously reported for 2009, 2010 and 2011 have been revised to conform to current practice.

[2] Marketable Homes - Prior to Q110, video marketable homes and penetration rate included serviceable homes in Sacramento and Kansas City fiber and hybrid fiber coax (HFC) networks only. With launch of ADTV in Q110, certain copper homes became video serviceable and 3-play capable and are included in marketable home counts. Penetration rates prior to Q110 were not adjusted for small number of video customers on copper network prior to ADTV.

[3] A residential subscriber is a customer who subscribes to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU includes the total residential revenue per average subscriber and Triple play RGUs per Subscriber includes ending RGUs per ending subscriber, for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account.  ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribes to one or more voice access lines.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

SUREWEST COMMUNICATIONS

SELECTED OPERATING METRICS

As of and for the Quarters Ended

BROADBAND	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010 [1]	12/31/2010 [1]	3/31/2011 [1]	6/30/2011 [1]	9/30/2011 [1]	12/31/2011 [1]	3/31/2012 [1]
Residential
Video
Marketable Homes [2]	236,500	239,800	240,000	240,500	261,900	265,100	268,500	271,800	272,600	281,200	287,900	296,700	300,000
RGUs	59,900	59,000	59,000	58,900	58,500	60,200	61,200	61,800	63,100	64,100	64,900	66,400	66,700
Quarterly change	(100)	(900)	0	(100)	(400)	1,700	1,000	600	1,300	1,000	800	1,500	300
Year-over-Year change	4,800	2,000	600	(1,100)	(1,400)	1,200	2,200	2,900	4,600	3,900	3,700	4,600	3,600
Penetration [2]	24.4%	23.7%	23.8%	23.7%	22.3%	22.7%	22.8%	22.7%	23.1%	22.8%	22.5%	22.4%	22.2%
ARPU	$66	$68	$67	$69	$71	$70	$69	$70	$71	$71	$73	$72	$73
Voice
Marketable Homes	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300	311,600	317,400	321,700	327,700	330,000
RGUs	66,000	67,700	70,000	71,300	71,800	73,900	74,900	74,900	75,600	75,900	76,100	76,400	75,600
Quarterly change	2,800	1,700	2,300	1,300	500	2,100	1,000	0	700	300	200	300	(800)
Year-over-Year change	12,500	11,400	10,300	8,100	5,800	6,200	4,900	3,600	3,800	2,000	1,200	1,500	0
Penetration	21.5%	22.0%	22.7%	23.1%	23.2%	23.8%	24.1%	24.1%	24.3%	23.9%	23.7%	23.3%	22.9%
ARPU	$32	$33	$31	$30	$30	$30	$30	$29	$28	$28	$28	$28	$28
Data
Marketable Homes	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300	311,600	317,400	321,700	327,700	330,000
RGUs	97,800	97,400	97,600	98,300	97,500	98,900	99,200	99,400	100,300	100,600	101,300	102,600	102,700
Quarterly change	700	(400)	200	700	(800)	1,400	300	200	900	300	700	1,300	100
Year-over-Year change	6,300	3,700	2,200	1,200	(300)	1,500	1,600	1,100	2,800	1,700	2,100	3,200	2,400
Penetration	31.8%	31.6%	31.6%	31.8%	31.5%	31.9%	31.9%	31.9%	32.2%	31.7%	31.5%	31.3%	31.1%
ARPU	$36	$38	$38	$40	$41	$40	$40	$41	$41	$41	$44	$44	$44
Total
RGUs	223,700	224,100	226,600	228,500	227,800	233,000	235,300	236,100	239,000	240,600	242,300	245,400	245,000
Quarterly change	3,400	400	2,500	1,900	(700)	5,200	2,300	800	2,900	1,600	1,700	3,100	(400)
Year-over-Year change	23,600	17,100	13,100	8,200	4,100	8,900	8,700	7,600	11,200	7,600	7,000	9,300	6,000

Subscriber totals
Subscribers [3]	103,300	102,400	103,000	103,100	102,500	103,600	104,000	104,100	104,900	105,100	105,800	107,100	106,800
Quarterly change	300	(900)	600	100	(600)	1,100	400	100	800	200	700	1,300	(300)
Year-over-Year change	5,800	2,900	1,900	100	(800)	1,200	1,000	1,000	2,400	1,500	1,800	3,000	1,900
Penetration	33.5%	33.1%	33.3%	33.3%	33.1%	33.4%	33.4%	33.4%	33.7%	33.1%	32.9%	32.7%	32.4%
ARPU [4]	$93	$97	$95	$99	$101	$100	$99	$101	$102	$102	$107	$106	$108
Triple Play ARPU [5]	$111	$114	$111	$114	$116	$115	$113	$115	$114	$114	$118	$117	$118
Triple Play RGUs per Subscriber [5]	2.56	2.55	2.54	2.54	2.53	2.54	2.53	2.53	2.52	2.51	2.50	2.49	2.48
Churn	1.4%	1.7%	1.8%	1.5%	1.6%	1.6%	1.7%	1.6%	1.4%	1.5%	1.6%	1.4%	1.4%

Business [6]
Customers	6,900	7,000	7,200	7,300	7,400	7,500	7,700	7,800	7,800	7,900	8,000	8,000	8,400
ARPU	$467	$459	$467	$476	$479	$502	$526	$535	$539	$551	$570	$592	$584

TELECOM	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011	12/31/2011	3/31/2012
Residential
Voice
Marketable Homes	90,800	90,900	90,900	91,000	91,100	91,200	91,400	91,500	91,700	91,800	91,800	91,900	92,100
RGUs [7]	49,500	45,100	41,300	38,500	35,500	32,800	30,700	28,900	27,300	25,600	24,200	23,000	21,700
Cumulative Migration to Broadband Voice [8]	6,900	9,000	10,700	11,800	12,900	14,000	14,900	15,400	16,100	16,900	17,500	18,000	18,600
Penetration	54.5%	49.6%	45.4%	42.3%	39.0%	36.0%	33.6%	31.6%	29.8%	27.9%	26.4%	25.0%	23.6%
ARPU	$44	$45	$45	$45	$44	$44	$43	$43	$43	$43	$43	$43	$42
Churn [9]	2.1%	2.3%	2.3%	2.0%	2.3%	2.1%	2.1%	2.0%	1.8%	1.8%	1.8%	1.6%	1.7%

Business [6]
Customers	9,000	8,900	8,700	8,500	8,300	8,200	8,000	7,900	7,800	7,700	7,700	7,700	7,500
ARPU	$332	$339	$329	$334	$334	$340	$360	$359	$356	$357	$351	$363	$348

CONSOLIDATED RESIDENTIAL VOICE RGUs	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011	12/31/2011	3/31/2012
ILEC Voice RGUs
Broadband	9,900	12,400	14,700	16,200	17,500	19,000	20,400	21,000	21,500	22,300	22,700	23,100	23,100
Telecom	49,500	45,100	41,300	38,500	35,500	32,800	30,700	28,900	27,300	25,600	24,200	23,000	21,700
Total ILEC Voice RGUs [10]	59,400	57,500	56,000	54,700	53,000	51,800	51,100	49,900	48,800	47,900	46,900	46,100	44,800
Quarterly change	(1,700)	(1,900)	(1,500)	(1,300)	(1,700)	(1,200)	(700)	(1,200)	(1,100)	(900)	(1,000)	(800)	(1,300)
Year-over-Year change	(7,500)	(7,400)	(6,900)	(6,400)	(6,400)	(5,700)	(4,900)	(4,800)	(4,200)	(3,900)	(4,200)	(3,800)	(4,000)

CLEC Residential Voice RGUs [11]	56,100	55,300	55,300	55,100	54,300	54,900	54,500	53,900	54,100	53,600	53,400	53,300	52,500
Quarterly change	0	(800)	0	(200)	(800)	600	(400)	(600)	200	(500)	(200)	(100)	(800)
Year-over-Year change	2,700	1,000	0	(1,000)	(1,800)	(400)	(800)	(1,200)	(200)	(1,300)	(1,100)	(600)	(1,600)

TOTAL Residential Voice RGUs [12]	115,500	112,800	111,300	109,800	107,300	106,700	105,600	103,800	102,900	101,500	100,300	99,400	97,300
Quarterly change	(1,700)	(2,700)	(1,500)	(1,500)	(2,500)	(600)	(1,100)	(1,800)	(900)	(1,400)	(1,200)	(900)	(2,100)
Year-over-Year change	(4,800)	(6,400)	(6,900)	(7,400)	(8,200)	(6,100)	(5,700)	(6,000)	(4,400)	(5,200)	(5,300)	(4,400)	(5,600)

NETWORK METRICS	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011	12/31/2011	3/31/2012
Marketable Homes - Fiber	142,900	146,900	147,100	147,600	147,700	147,900	148,300	148,500	148,700	154,300	158,500	164,500	166,500
Marketable Homes - HFC	93,600	92,900	92,900	92,900	93,000	93,200	93,600	93,600	93,700	93,900	94,000	94,000	94,300
Marketable Homes - Copper 2-Play	71,700	69,500	69,400	69,200	47,900	45,300	42,700	39,600	39,000	36,200	33,800	31,000	30,000
Marketable Homes - Copper 3-Play	0	0	0	0	21,300	24,000	26,600	29,600	30,200	33,000	35,400	38,200	39,200
Total	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300	311,600	317,400	321,700	327,700	330,000
Quarterly change	4,000	1,100	100	300	200	500	800	100	300	5,800	4,300	6,000	2,300
Year-over-Year change	21,600	17,100	12,800	5,500	1,700	1,100	1,800	1,600	1,700	7,000	10,500	16,400	18,400

[1-12]  See all notes on Selected Operating Metrics Actuals Quarterly and Year-over-Year comparison